                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              Jo-Ann Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              [JO-ANN STORES LOGO]
                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 10, 2003

To our Shareholders:

     The Annual Meeting of Shareholders of Jo-Ann Stores, Inc. will be held at the Hilton Garden Inn located at 8971 Wilcox Drive in Twinsburg, Ohio (directions enclosed), on Tuesday, June 10, 2003 at 9:00 a.m., eastern daylight saving time, for the following purposes:

     1. To elect three directors, each for a three-year term ending in 2006.

     2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the meeting, although only those holders of Class A common shares of record at the close of business on April 11, 2003 will be entitled to vote at the meeting.

     IF YOU ARE A HOLDER OF CLASS A COMMON SHARES, YOU WILL FIND A PROXY CARD ENCLOSED. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY EITHER BY MAIL OR TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR CLASS A COMMON SHARES IN PERSON.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy.

     The proxy statement accompanies this Notice.

                                          VALERIE GENTILE SACHS
                                          Secretary

By order of the Board of Directors
May 2, 2003

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ABOUT THE MEETING...........................................      1
  When is the proxy statement being mailed?.................      1
  What is the purpose of the Annual Meeting?................      1
  Who may attend the Annual Meeting?........................      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      1
  What am I voting on?......................................      1
  How do I vote?............................................      2
  Can I change my vote or revoke my proxy after I return my
     proxy card?............................................      2
  How do I vote my 401(k) shares?...........................      2
  What does it mean if I receive more than one proxy
     card?..................................................      2
  Who will count the vote?..................................      2
  What is the Board's recommendation?.......................      3
  What is the required vote for approval of the proposal?...      3
  Is electronic access available to view future proxy
     materials?.............................................      3
PRINCIPAL SHAREHOLDERS......................................      4
ELECTION OF DIRECTORS.......................................      7
  Nominees to and Current Members of the Board of
     Directors..............................................      7
  Board of Directors and Its Committees, Meetings and
     Functions..............................................      8
  Compensation of Directors.................................      9
EXECUTIVE COMPENSATION......................................     11
  Summary Compensation Table................................     11
  Option Grants in Fiscal Year 2003.........................     12
  Aggregate Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................     12
  Executive Employment Agreements...........................     12
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     14
REPORT OF THE AUDIT COMMITTEE...............................     17
PRINCIPAL ACCOUNTING FIRM FEES..............................     18
STOCK PERFORMANCE GRAPH.....................................     18
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN.............     18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     19
INDEPENDENT AUDITORS........................................     19
PROXY SOLICITATION COSTS....................................     19
SHAREHOLDERS' PROPOSALS.....................................     19
ANNUAL REPORT...............................................     20
APPENDIX A..................................................    A-1

                              [JO-ANN STORES LOGO]
                                5555 Darrow Road
                               Hudson, Ohio 44236

                                PROXY STATEMENT

     This proxy statement contains information related to the Annual Meeting of Shareholders of Jo-Ann Stores, Inc. to be held on Tuesday, June 10, 2003 beginning at 9:00 a.m., eastern daylight saving time, at the Hilton Garden Inn in Twinsburg, Ohio, and at any postponements or adjournments of that meeting.

                               ABOUT THE MEETING

WHEN IS THE PROXY STATEMENT BEING MAILED?

     This proxy statement is being mailed on or about May 7, 2003 to our shareholders by our Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders ("Annual Meeting").

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our Annual Meeting, shareholders will act upon the election of directors. In addition, our management will report on our performance during fiscal 2003 and respond to questions from shareholders.

WHO MAY ATTEND THE ANNUAL MEETING?

     All shareholders, both Class A and Class B, as of the close of business on April 11, 2003, the record date, may attend the Annual Meeting.

WHO IS ENTITLED TO VOTE?

     Class A shareholders as of the record date are entitled to vote at the Annual Meeting. Each outstanding Class A common share entitles its holder to cast one vote on each matter to be voted upon.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Class A common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 10,423,700 Class A common shares were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Consequently, an abstention or broker non-vote has the same effect as a vote against a director nominee as each abstention or broker non-vote would be one less vote in favor of a director nominee.

WHAT AM I VOTING ON?

     You will be voting on the election of three directors, each for a three-year term ending in 2006.

     If any other matter is presented at the meeting, your proxy holder will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

HOW DO I VOTE?

     You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods.

Vote via the Internet:

     You can vote your shares via the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do NOT need to return your proxy card. THE DEADLINE FOR VOTING VIA THE INTERNET IS 12:00 NOON, EASTERN DAYLIGHT SAVING TIME, ON JUNE 9, 2003.

Vote by Telephone:

     You can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card. THE DEADLINE FOR VOTING BY TELEPHONE IS 12:00 NOON, EASTERN DAYLIGHT SAVING TIME, ON JUNE 9, 2003.

Vote by Mail:

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by filing a duly executed proxy bearing a later date, or a notice of revocation, with the Secretary of the company. If you attend the meeting in person, you may request that the powers of the proxy holders to vote your shares be suspended although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) SHARES?

     If you participate in the Jo-Ann Stores, Inc. Savings Plan 401(k), the number of Class A common shares that you may vote is equivalent to the interest in Class A common shares credited to your account as of the record date. You may vote these shares by instructing AMVESCAP National Trust Co. (a division of AMVESCAP Retirement), the trustee of the plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions. If you do not send instructions on how to vote your shares, the share equivalents credited to your account will be voted by the trustee in the same proportion that the trustee votes share equivalents for which it did receive instructions.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     If you receive more than one proxy card, it is because you hold shares in more than one account. You will need to vote all proxy cards to insure that all your shares are counted.

WHO WILL COUNT THE VOTE?

     A representative of Automatic Data Processing, Incorporated will tabulate the votes. A representative of our company will be acting as inspector of elections.

WHAT IS THE BOARD'S RECOMMENDATION?

     The Board recommends a vote for the nominated slate of directors (see page
7). The Board's recommendation is set forth in the description of the proposal for the "Election of Directors." Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors.

WHAT IS THE REQUIRED VOTE FOR APPROVAL OF THE PROPOSAL?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Under the Ohio General Corporation Law, all of the Class A common shares may be voted cumulatively in the election of directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Class A common shares owned by the shareholder multiplied by the number of directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed proxy will vote the Class A common shares represented by valid proxies on a cumulative basis for the election of the nominees (see page 7), allocating the votes of such Class A common shares in accordance with their judgment. Shareholders of the company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.

IS ELECTRONIC ACCESS AVAILABLE TO VIEW FUTURE PROXY MATERIALS?

     You can choose to access your future disclosure materials electronically and save the company the cost of producing and mailing these documents by following the instructions contained in your proxy packet or by following the prompt if you choose to vote over the Internet. If you hold your stock in nominee name (such as through a bank or broker), you will need to review the information provided by the nominee on how to elect to view future proxy statements and annual reports over the Internet. If you receive more than one proxy card, it is because you hold shares in more than one account. If you choose to receive your future disclosure materials electronically then you will need to follow the instructions noted above for each proxy card you receive.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 11, 2003 (except as otherwise noted), the amount of Class A common shares beneficially owned by each person or group known to us to be beneficial owners of more than 5% of Class A common shares and the amount of Class A and Class B common shares beneficially owned by
(1) each of our directors and nominees for directors, (2) each of the executive officers named in the Summary Compensation Table not listed as a director and
(3) all our executive officers and directors as a group. The information provided in connection with this table has been obtained from our records and a review of statements filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the common shares set forth opposite his or her name. As of April 11, 2003, 10,423,700 Class A common shares were outstanding and 9,414,171 Class B common shares were outstanding. Class A common shares each have one vote per share and Class B common shares do not have voting rights.

                                             CLASS A COMMON SHARES              CLASS B COMMON SHARES
                                        --------------------------------   --------------------------------
                                            NUMBER OF        PERCENT OF        NUMBER OF        PERCENT OF
               NAME OF                    COMMON SHARES      CLASS IF 1%     COMMON SHARES      CLASS IF 1%
           BENEFICIAL OWNER             BENEFICIALLY OWNED     OR MORE     BENEFICIALLY OWNED     OR MORE
           ----------------             ------------------   -----------   ------------------   -----------
5% OWNERS
Barclays Global Investors, NA(1)              558,228            5.36%               n/a             n/a
  (289,551 shares) and
  Barclays Global Fund Advisors
  (268,677 shares)
DIRECTORS AND NOMINEES FOR DIRECTORS
Alan Rosskamm(2)(3)                         1,374,087           13.15%           822,931            8.43%
  5555 Darrow Road
  Hudson, OH 44236
Betty Rosskamm(2)(4)(5)                       879,189            8.44%           537,526            5.71%
  5555 Darrow Road
  Hudson, OH 44236
Alma Zimmerman(2)(5)(6)                       659,778            6.33%           396,556            4.21%
  5555 Darrow Road
  Hudson, OH 44236
Scott Cowen(7)                                 31,338               *             22,881               *
Gregg Searle(8)                                24,495               *             16,573               *
Frank Newman(9)                                22,998               *             10,712               *
Ira Gumberg(10)                                11,438               *              9,716               *
Beryl Raff(11)                                  6,216               *              1,216               *
EXECUTIVE OFFICERS
Dave Bolen(2)(12)                              55,103               *            312,610            3.23%
Brian Carney(2)(13)                            46,955               *            150,548            1.58%
Mike Edwards(2)(14)                            19,141               *             31,707               *
Rosalind Thompson(2)(15)                       14,848               *            138,539            1.45%
ALL EXECUTIVE OFFICERS AND DIRECTORS
  AS A GROUP (13 PERSONS)(2)(16)            2,402,341           22.83%         2,256,785           21.73%

---------------

 * Less than 1%

 (1) The Class A common shares listed are reported on a Schedule 13G, dated February 10, 2003, filed with the SEC with respect to holdings as of December 31, 2002. The mailing address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105.

 (2) The number of common shares beneficially owned by such persons under our Jo-Ann Stores, Inc. Savings Plan 401(k) is included as of March 31, 2003, the latest date for which statements are available.

 (3) Mr. Rosskamm's beneficial ownership includes 30,000 Class A common shares and 350,000 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003, 26,000 Class A common shares held as restricted stock, and an aggregate of 181,251 Class A common shares and 193,973 Class B common shares held by his children, spouse or Mr. Rosskamm as trustee for the benefit of family members and charities of which he disclaims beneficial ownership of 133,551 Class A common shares and 124,765 Class B common shares. His beneficial ownership also includes 750,245 Class A common shares and 45,547 Class B common shares held by Rosskamm Family Partners, L.P. with regard to which he has shared voting and dispositive power, 149,183 Class B common shares held by Rosskamm Family Partners, L.P. II with regard to which he has shared dispositive power, 98,950 Class A common shares and 9,303 Class B common shares held by Caneel Bay Partners, L.P. I with regard to which he has sole voting and dispositive power and 25,493 Class B common shares held by Caneel Bay Partners, L.P. II with regard to which he has dispositive power.

 (4) Mrs. Rosskamm's beneficial ownership includes 22,803 Class A common shares and 30,791 Class B common shares held as custodian for the benefit of her grandchildren. Her beneficial ownership also includes 25,000 Class A common shares and 25,000 Class B common shares held by The Rosskamm Family Partnership with regard to which she has sole voting and dispositive power, 750,245 Class A common shares and 45,547 Class B common shares held by Rosskamm Family Partners, L.P. with regard to which she has shared voting and dispositive power, and 149,183 Class B common shares held by Rosskamm Family Partners, L.P. II with regard to which she also has shared dispositive power.

 (5) Mrs. Rosskamm, Mrs. Zimmerman and the company entered into an agreement, dated September 26, 1997, relating to their Class A and Class B common shares. Under this agreement, Mrs. Rosskamm and her lineal descendants and permitted holders, and Mrs. Zimmerman and her lineal descendants and permitted holders, may each sell up to 200,000 Class A common shares in any calendar year and may not sell more than 100,000 of those shares in any 180-day period. Mrs. Rosskamm and Mrs. Zimmerman may each sell up to 100,000 Class B common shares in any 60-day period. If either Mrs. Rosskamm or Mrs. Zimmerman plan to sell a number of their Class A common shares in excess of the number permitted under the agreement, they must first offer to sell those shares to the other family party to the agreement, and then with the other family's permission, to the company. If either Mrs. Rosskamm or Mrs. Zimmerman plan to sell a number of their Class B common shares in excess of the number permitted under the agreement, each family must first offer to sell those shares to the company.

 (6) Mrs. Zimmerman's beneficial ownership includes 438,966 Class A common shares and 290,122 Class B common shares held as trustee.

 (7) Mr. Cowen's beneficial ownership includes 22,250 Class A common shares and 18,250 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003, 1,788 Class A common shares and 2,331 Class B common shares subject to a deferred compensation arrangement and 2,500 Class A common shares held as restricted stock.

 (8) Mr. Searle's beneficial ownership includes 15,750 Class A common shares and 15,750 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003, 745 Class A common shares and 823 Class B common shares subject to a deferred compensation arrangement and 2,500 Class A common shares held as restricted stock.

 (9) Mr. Newman's beneficial ownership includes 16,250 Class A common shares and 8,250 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003, 1,748 Class A common shares and 2,462 Class B common shares subject to a deferred compensation arrangement and 2,500 Class A common shares held as restricted stock.

(10) Mr. Gumberg's beneficial ownership includes 6,125 Class A common shares and 6,125 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003, 2,813 Class A common shares and 3,591 Class B common shares subject to a deferred compensation arrangement and 2,500 Class A common shares held as restricted stock.

(11) Ms. Raff's beneficial ownership includes 1,116 Class A common shares and 1,116 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003 and 5,000 Class A common shares held as restricted stock.

(12) Mr. Bolen's beneficial ownership includes 262,750 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003 and 12,000 Class A common shares held as restricted stock.

(13) Mr. Carney's beneficial ownership includes 129,000 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003 and 7,000 Class A common shares held as restricted stock.

(14) Mr. Edwards' beneficial ownership includes 31,250 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003 and 17,000 Class A common shares held as restricted stock.

(15) Ms. Thompson's beneficial ownership includes 138,250 Class B common shares subject to stock options that are exercisable on or prior to June 10, 2003 and 12,000 Class A common shares held as restricted stock.

(16) Beneficial ownership for all executive officers and directors as a group includes 91,491 Class A common shares and 960,741 Class B common shares subject to stock options granted under our stock option plans that are exercisable on or prior to June 10, 2003, 7,094 Class A common shares and 9,207 Class B common shares subject to a deferred compensation arrangement and 96,000 Class A common shares held as restricted stock.

                             ELECTION OF DIRECTORS

     Our Board of Directors is presently comprised of eight members. The Board is divided into three classes, two of which consist of three members and one that consists of two members.

     Alan Rosskamm, Scott Cowen and Gregg Searle are directors in the class whose term of office expires in 2003. Each of these individuals have been nominated by the Corporate Governance Committee of the Board of Directors for reelection at the Annual Meeting to serve for a three-year term expiring at our Annual Meeting of Shareholders in 2006 and until his successor is elected and qualified, subject to the director's earlier retirement, resignation or death.

     If any of the nominees becomes unable to serve as a director, the proxies will be voted for the election, as a director, of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

           NOMINEES TO AND CURRENT MEMBERS OF THE BOARD OF DIRECTORS

     The following table sets forth certain information regarding the nominees for election as members of the Board of Directors and Directors whose terms of office will continue after the Annual Meeting. This information is based upon information furnished to the company by such persons as of April 11, 2003.

                              PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
      NAME                         OTHER DIRECTORSHIPS AND AGE                     SINCE
      ----                    -------------------------------------               --------
                             NOMINEES FOR THE TERM TO EXPIRE IN 2006
Alan Rosskamm      Chairman of the Board, President and Chief Executive Officer     1985
                   of our company for more than five years. He is a member of one of the two founding families of our company and has been employed by us since 1978. Mr. Rosskamm is the son of Betty
                   Rosskamm. Mr. Rosskamm is also a Director of Charming
                   Shoppes Inc., a women's apparel retailer; age 53.

Scott              President of Tulane University and the Seymour S Goodman         1987
  Cowen(1)(2)(3)   Professor of Management since July 1998. Previously, he was
                   Dean of the Weatherhead School of Management and A.J.
                   Weatherhead III Professor of Management, Case Western
                   Reserve University, for more than five years. Mr. Cowen is also a Director of American Greetings Corporation, Forest
                   City Enterprises, Inc. and Newell Rubbermaid Inc.; age 56.

Gregg              President and Chief Executive Officer of Compel Holdings         1996
  Searle(1)(2)(3)  Inc., a network infrastructure services company, since
                   November 2001 and President and Chief Executive Officer of
                   StoneGate Holdings, Ltd., a private investment company,
                   since October 1999. Previously, he was President and Chief
                   Operating Officer from November 1996 to September 1998 of
                   Diebold, Incorporated, a manufacturer of ATM's and security products; age 54.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                           NOMINEES IDENTIFIED ABOVE

                              PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
      NAME                         OTHER DIRECTORSHIPS AND AGE                     SINCE
      ----                    -------------------------------------               --------
                           DIRECTORS WHOSE TERM EXPIRES IN 2004
Alma Zimmerman     Senior Vice President of our company for more than five          1967
                   years; age 90.

Ira Gumberg(1)(4)  President and Chief Executive Officer of J.J. Gumberg Co., a     1992
                   real estate investment company, for more than five years. He is also a Director of Mellon Bank, N.A.; age 49.

                              PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
      NAME                         OTHER DIRECTORSHIPS AND AGE                     SINCE
      ----                    -------------------------------------               --------
                           DIRECTORS WHOSE TERM EXPIRES IN 2005

Frank              Chief Executive Officer of Medical Nutrition, Inc., a            1991
  Newman(1)(2)(3)  nutrition-medicine company, since March 2003. Previously, he was a private investor from January 2001 to March 2003.
                   Chief Executive Officer from April 2000 to January 2001 of
                   more.com, an on-line health, beauty and wellness retailer, and Chairman of the Board from February 1997 to March 2000,
                   President and Chief Executive Officer from February 1996 to
                   March 2000 and President from July 1993 to March 2000 of
                   Eckerd Corporation, a pharmacy retailer. He is also a
                   Director of Jabil Circuit, Inc., Medical Technology Systems,
                   Inc. and Medical Nutrition, Inc.; age 54.

Betty Rosskamm     Senior Vice President and Secretary of our company for more      1967
                   than five years. Betty Rosskamm is the mother of Alan
                   Rosskamm; age 74.

Beryl              Senior Vice President-General Merchandising Manager for the      2001
  Raff(1)(2)(3)    Retail Jewelry Division of J.C. Penney Company, Inc., a
                   department store retailer, since May 2001. Previously, she spent six years with Zale Corporation, a specialty retailer of fine jewelry, advancing to Chairman and Chief Executive
                   Officer and spent 19 years with R.H. Macy & Company, a
                   department store retailer, advancing to Senior Vice
                   President/General Merchandising Manager; age 52.

---------------

(1) Member of the Corporate Governance Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) J.J. Gumberg Co. manages numerous shopping centers, twelve of which contain stores of our company. Two of the leases were entered into after Mr. Gumberg became a director of our company, and we believe such leases are on terms no less favorable to our company than could have been obtained from an unrelated party. The aggregate rent and related occupancy charges paid during fiscal 2003, 2002 and 2001 on these twelve stores amounted to $1.4 million, $1.3 million, and $1.4 million, respectively.

         BOARD OF DIRECTORS AND ITS COMMITTEES, MEETINGS AND FUNCTIONS

     During the fiscal year ended February 1, 2003, there were four meetings of our Board of Directors. Each incumbent director attended at least 75% of the Board meetings and meetings held by the committees on which he or she served during the period for which he or she was a director.

     The Corporate Governance Committee, which met four times during the fiscal year ended February 1, 2003, is responsible for advising and making recommendations to the Board of Directors on issues of corporate governance, including matters relating to our code of conduct, authority and approval levels, and insider trading and media and analyst communication policies, among others. The Corporate Governance Committee has the authority to interview and recommend to the Board of Directors, for nomination on behalf of the Board, suitable persons for election as directors when a vacancy exists on the Board. The Corporate Governance Committee and the Board of Directors will also consider individuals properly recommended by shareholders of our company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the Committee and the entire Board for their consideration. The recommendations must be accompanied by the consent of the individual nominated to be elected and to serve. This committee currently consists of Gregg Searle (Chairman), Scott Cowen, Ira Gumberg, Frank Newman and Beryl Raff.

     The Compensation Committee, which met four times during the fiscal year ended February 1, 2003, sets the compensation for executive officers of our company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors. The formal report of the Compensation

Committee on executive compensation begins on page 14 of this proxy statement. This committee currently consists of Frank Newman (Chairman), Scott Cowen, Beryl Raff and Gregg Searle.

     The Audit Committee, which met four times during the fiscal year ended February 1, 2003, is responsible for the engagement of the independent auditors of our company, reviewing with the auditors the results of the audit engagement and the scope and thoroughness of the auditors' examination, reviewing the independence of the independent auditors, reviewing our company's SEC filings, reviewing the effectiveness of our company's systems of internal accounting controls and approving all auditing and non-auditing services performed by the company's independent auditors or other auditing or accounting firms and recommending to the Board of Directors the appointment of independent auditors for the fiscal year. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. All members of the Audit Committee meet the independence standards of Section 303.01 of the New York Stock Exchange Listed Company Manual. The formal report of the Audit Committee with respect to the fiscal year ended February 1, 2003 begins on page 17 of this proxy statement. This committee currently consists of Scott Cowen (Chairman), Frank Newman, Beryl Raff and Gregg Searle.

                           COMPENSATION OF DIRECTORS

     Our company's compensation program for each non-employee director consists of cash compensation, deferred stock and grants of stock options and restricted stock. In November 2002, in acknowledging the increased responsibilities for the non-employee directors, a change to the Board's compensation was approved. The directors' compensation, before and after the change, is noted below:

              COMPENSATION                      BEFORE               AFTER
              ------------                ------------------   ------------------
CASH
- Retainer                                $5,000 per quarter   $5,000 per quarter
- Committee chair retainer                 $500 per quarter     $750 per quarter
- Meeting fees                              $1,000 per day       $2,000 per day
- Telephonic meeting fees                   $500 per call       $1,000 per call

DEFERRED STOCK                                Voluntary            Voluntary


STOCK OPTIONS

- 50% Class A common shares                 5,000 per year       8,000 per year
  50% Class B common shares


RESTRICTED STOCK
- Upon election                              5,000 shares         5,000 shares
- Subsequent 10 year anniversaries           5,000 shares         5,000 shares

     CASH COMPENSATION. Each non-employee director is compensated at a rate of $5,000 per quarter and $2,000 for each day of Board and committee meetings attended. Additionally, committee chairpersons receive an additional $750 per quarter per committee chaired.

     DEFERRED STOCK. In September 1999, the Board of Directors approved the adoption of a deferred stock feature for non-employee directors that allows non-employee directors to elect to convert the retainer and meeting fee portion of their cash compensation into deferred stock units. Under this feature, non-employee directors can make an irrevocable election at the Board meeting held at the time of our company's Annual Meeting of Shareholders to convert a percentage (0% to 100% in 25% increments) of their cash compensation to deferred stock units for the next 12 month period. One-half of the cash compensation deferred is converted into Class A stock units and one-half into Class B stock units. The conversion of cash compensation to deferred stock units is based on the closing market price of Class A and Class B common shares on the date the cash compensation would have been payable if it were paid in cash. These deferred stock units are credited to an account of each non-employee director, although no stock is issued until the earlier of an elected distribution date as selected by the non-employee director or retirement.

     STOCK OPTIONS. Non-employee directors are granted stock option awards under the 1998 Incentive Compensation Plan. We grant stock options for 4,000 Class A common shares and 4,000 Class B common shares to each non-employee director upon completion of each year of service as a director. A year of service ends on the date of the Annual Meeting of Shareholders. Generally, stock option awards are fully exercisable after four years following the date of grant and expire in seven to ten years. In the event of the retirement of a director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any stock option (outstanding for a period of more than twelve months) becomes exercisable. Upon termination of a director from the Board for any reason, he or she would continue to have the right to exercise the vested portion of an outstanding stock option during the three-month period immediately following the date of termination of such service.

     A total of 1,273,181 common shares are currently available for stock awards under the 1998 Incentive Compensation Plan. The 1998 Incentive Compensation Plan is the same plan used to grant stock options and restricted stock awards to executive officers and other key employees of the company.

     RESTRICTED STOCK. Non-employee directors are granted restricted stock awards as permitted under the 1998 Incentive Compensation Plan. This feature of the 1998 Incentive Compensation Plan was adopted by the Board of Directors in September 1999 and provided for a one-time grant of 5,000 Class A common shares to each then current non-employee director. Additionally, each new non-employee director will be eligible for a one-time grant of 5,000 Class A or Class B common shares upon joining the Board of Directors. Each non-employee director will then be eligible for an additional grant of 5,000 Class A or Class B common shares every ten years following their initial grant, provided the director continuously serves as a director for the entire ten-year period. Restricted stock represents awards granted without payment to the company but which are subject to restrictions on their transfer or sale. The restrictions on non-employee director restricted stock lapse with respect to fifty percent of the award three years from the date of the grant and with respect to the remaining fifty percent six years from the date of the grant, provided the non-employee director still serves in such capacity at the time of each lapse.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to the annual and long-term compensation for the three fiscal years ended February 1, 2003 for the chief executive officer and the other named executive officers of our company.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                          ------------------------------
                                              ANNUAL COMPENSATION                         SECURITIES
                                        -------------------------------                   UNDERLYING
                                                                OTHER                    OPTIONS/SARS         ALL
                                                                ANNUAL    RESTRICTED     COMMON SHARES       OTHER
          NAME AND            FISCAL                           COMPEN-      STOCK      -----------------    COMPEN-
     PRINCIPAL POSITION       YEAR(1)   SALARY(2)   BONUS(3)    SATION      AWARDS     CLASS A   CLASS B   SATION(4)
     ------------------       -------   ---------   --------   --------   ----------   -------   -------   ----------
Alan Rosskamm                  2003     $584,423    $566,538         --         --       --           --    $70,465
  Chairman of the Board,       2002     $465,000          --         --         --       --           --    $78,104
  President and                2001     $480,965          --         --         --       --      250,000    $78,710
  Chief Executive Officer
Dave Bolen(5)                  2003     $372,115    $269,135         --         --       --           --    $18,610
  Executive Vice President,    2002     $342,597          --         --         --       --       50,000    $19,314
  Merchandising, Marketing     2001     $329,716          --         --         --       --      125,000    $20,363
  and Logistics
Brian Carney                   2003     $344,596    $249,606         --         --       --           --    $13,527
  Executive Vice President,    2002     $306,500          --         --         --       --       50,000    $14,273
  Chief Financial Officer      2001     $316,871          --         --         --       --      125,000    $14,724
Mike Edwards(6)                2003     $335,769    $242,885         --         --       --           --    $12,469
  Executive Vice President,    2002     $238,484    $100,000   $153,831    $44,500       --      125,000    $    --
  Operations                   2001     $     --          --         --         --       --           --    $    --
Rosalind Thompson              2003     $279,371    $201,347         --         --       --           --    $23,084
  Executive Vice President,    2002     $250,000          --         --         --       --       50,000    $23,769
  Human Resources              2001     $259,233          --         --         --       --      125,000    $ 2,058

---------------

(1) Fiscal year 2001 was a 53 week year.

(2) Includes amounts earned but deferred under Section 401(k) of the Internal Revenue Code.

(3) Represents bonuses paid under the Management Incentive Plan ("MIP"). These amounts represent bonuses earned in the fiscal year indicated but paid in the subsequent fiscal year.

(4) Reflects matching contributions we have made under our Jo-Ann Stores, Inc. Savings Plan 401(k), compensation earned for insurance premiums paid on behalf of the named executive officers for insurance policies for which family members of the named executive officers are the beneficiaries, and amounts we have expensed for potential benefits earned under our Supplemental Retirement Benefit Plan. For fiscal year 2003, matching contributions made under our Jo-Ann Stores, Inc. Savings Plan 401(k) to executive officers amounted to the following: Mr. Rosskamm -- $1,792; Mr. Bolen -- $1,792; Mr. Carney -- $1,792; Mr. Edwards -- $375; and Ms.
    Thompson -- $1,792. For fiscal year 2003, compensation earned for insurance premiums paid or imputed income on insurance premiums paid on behalf of the named executive officers amounted to the following: Mr. Rosskamm -- $1,682; Mr. Bolen -- $492; Mr. Carney -- $246; Mr. Edwards -- $246; and Ms.
    Thompson -- $612. Our Supplemental Retirement Benefit Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement, death or total disability. Under this plan, we expensed the following amounts for fiscal 2003 as follows: Mr. Bolen -- $16,326; Mr. Carney -- $11,489; Mr. Edwards -- $11,848; and Ms. Thompson -- $20,679.
    There is a split-dollar life insurance arrangement with a trust established by Mr. Rosskamm and his wife, Barbara Rosskamm, for the benefit of their children. Our company and the trust share in the premium costs of whole life insurance policies that pay death benefits of not less than $10 million upon the death of Mr. Rosskamm and his wife (whichever occurs later). The split-dollar insurance arrangement is structured such that upon the payment of benefits or cancellation, all premium payments will be returned to our company. The present value of the insurance arrangement included herein for fiscal year 2003 is $66,991.

(5) Mr. Bolen assumed the position of Executive Vice President, Merchandising, Marketing and Logistics effective March 27, 2001. Prior to such date, he served as Executive Vice President, Stores and Business Development from December 1998 to March 2001.

(6) Mr. Edwards assumed the position of Executive Vice President, Operations effective April 15, 2001. Other annual compensation includes a $153,831 relocation allowance paid during fiscal 2002. Upon his hire, Mr. Edwards was granted restricted stock holdings of 10,000 Class A common shares and was guaranteed a $100,000 MIP bonus -- 50% payable April 2001, 50% payable March 2002.

                       OPTION GRANTS IN FISCAL YEAR 2003

     No stock options were granted to the chief executive officer and the other named executive officers of our company during the last fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the chief executive officer and the other named executive officers of our company.

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                        COMMON SHARES                      AT FEBRUARY 1, 2003           AT FEBRUARY 1, 2003
                         ACQUIRED ON        VALUE      ---------------------------   ---------------------------
        NAME               EXERCISE        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ----------------   ----------   -----------   -------------   -----------   -------------
Alan Rosskamm          Class A   50,000   $  916,650      30,000             --      $  539,775             --
                       Class B   80,000   $1,124,795     225,000        265,000      $1,868,760     $3,810,580
Dave Bolen             Class A       --           --          --             --              --             --
                       Class B       --           --     200,250        133,250      $1,693,393     $1,913,819
Brian Carney           Class A   50,000   $  526,915          --             --              --             --
                       Class B   91,250   $  704,615      66,500        133,250      $1,155,294     $1,913,819
Mike Edwards           Class A       --           --          --             --              --             --
                       Class B   31,250   $  558,290          --         93,750              --     $1,810,313
Rosalind Thompson      Class A    2,250   $   31,188          --             --              --             --
                       Class B   50,000   $  300,931      75,750        133,250      $1,127,712     $1,913,819

                        EXECUTIVE EMPLOYMENT AGREEMENTS

     Our company has agreements with Alan Rosskamm, Chief Executive Officer, and the other named executive officers that are designed to retain the executive officers and provide for continuity of management in the event of any actual or threatened change in the control of our company. Each agreement will become operative only if the executive's employment is terminated by the company "without cause" or by the executive for "good reason" (in each case, as defined in the agreement). If an agreement becomes operative, the executive will be entitled to certain severance payments and continuing health and life insurance coverage. The amount of these payments and the length of time that insurance coverage will be continued vary depending upon whether the termination occurs before or after a "Change in Control" of our company (as defined in the agreement). The payments and continuing coverage that may be provided under these agreements for Mr. Rosskamm and the other executive officers are explained below.

     If Mr. Rosskamm becomes entitled to benefits under the agreement before a Change in Control, he will be entitled to receive continued payments of base salary and continued health and life insurance coverage through the third anniversary of the termination date. If Mr. Rosskamm becomes entitled to benefits under the agreement after a Change in Control, he will be entitled to prompt payment of (a) a lump sum equal to three times the sum of his base salary plus bonus, (b) any unpaid bonus for any prior year, and (c) a pro rata bonus for that part of the current year that ends on the termination date. In addition, health and life insurance coverage will be continued through the third anniversary of the termination date. Whether the termination is before or after a Change in Control, continuing health and certain life insurance coverage would stop if Mr. Rosskamm becomes eligible for similar benefits with another employer.

     The agreements for the other executive officers provide for similar benefits except that (a) if the termination is before a Change in Control, salary and health and life insurance coverage would continue for one and one-half years, rather than three years, after the termination date and (b) if the termination is after a Change in Control, the lump sum payment would be two times, rather than three times, salary and bonus and health and life insurance coverage would be continued through the second, rather than the third, anniversary of the termination date. In addition, the other executive officers would be entitled to a lump sum payment in lieu of any retirement benefits provided under the company's Supplemental Retirement Benefit Plan.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for approving executive management compensation and for administering the incentive and equity participation plans that make up the variable compensation paid to the chief executive officer and other executive officers and operating officers. Each member of the Compensation Committee is a non-employee director.

WHAT IS OUR COMPANY'S PHILOSOPHY ON EXECUTIVE COMPENSATION?

     The Compensation Committee's strategy is to design a compensation program that will enable our company to attract, motivate and retain officers and to establish and maintain a performance and achievement-oriented environment. The Compensation Committee and the Board believe that the executive management compensation program should support the goals of our company. Accordingly, the compensation program:

     - Establishes compensation performance objectives that are aligned with corporate goals;

     - Provides a high degree of correlation between compensation and performance; and

     - Creates long-term incentives directly linked to shareholder returns.

HOW ARE THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS COMPENSATED?

     Our company's compensation program for executive management consists of three elements:

     - A base salary;

     - A performance-based annual bonus; and

     - Periodic grants of stock options and restricted stock awards.

     BASE SALARY. Base salaries are generally set above the average of the salaries of comparable officers at companies that are considered to be peers of our company. Salary information about peer companies is determined by direct reference to published public information about companies in the specialty retail industry as well as companies in the fabric and craft industries. In determining compensation, consideration is given to the relative size and revenues of such companies. In addition, the Compensation Committee from time to time obtains input on industry salary levels from a nationally recognized employment consultant who has significant experience in the retail industry.

     In general, base salary and other components of compensation are determined by job responsibility, with the Chief Executive Officer and the Executive Vice Presidents occupying the top tier. During fiscal year 2003, the average salary increase for all executive officers was eleven percent, comprised of a twenty-four percent increase for the Chief Executive Officer and an average increase of six percent for the Executive Vice Presidents.

     ANNUAL BONUS. Our company awards bonuses to executive officers, operating officers and certain other management employees through a Management Incentive Plan ("MIP"). The MIP is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. To ensure that the interests of all MIP participants are aligned with those of our company's shareholders, the company's profits are utilized as the primary factor in determining bonuses under the plans. The level of bonus awarded under these plans is based on a combination of the profit target for the fiscal year and individual performance goals. Bonuses are not payable under the plans unless the minimum profit target is achieved.

     The profit target that is established by the Board of Directors is typically set at a level that exceeds our company's profit from the prior fiscal year. The profit target is comprised of a minimum, midpoint and maximum target. The chief executive officer can earn a bonus ranging from 50 to 100 percent of his base salary. Executive officers can earn a bonus ranging from 25 to 75 percent of their base salary. Bonuses for operating officers and other management employees participating in the plan are designed to amount to a smaller percentage of their salary. For fiscal year 2003, the company's profit exceeded the maximum target.

     STOCK OPTIONS AND RESTRICTED STOCK. Stock option and restricted stock awards are granted to executive officers and other key employees under the 1998 Incentive Compensation Plan. Restricted stock awards may also be granted under the 1994 Executive Incentive Plan. The Compensation Committee administers the plans, selects the recipients and determines the level of awards of stock options and restricted stock. Stock option awards are generally granted to executive officers, other operating officers and certain other management employees upon their hire, promotion or assumption of increased responsibility. By including many levels of management, the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of our company, the best interests of the shareholders and management will be closely aligned. Historically, an annual award is granted to the entire management group. However, due to the retention option grant awarded in fiscal 2001, no such awards were made in fiscal years 2003 or 2002. Generally, stock option awards are fully exercisable after four years following the date of grant and expire in seven to ten years.

     As part of a management retention plan approved by the Compensation Committee, a specific retention option grant was awarded in the first quarter of fiscal year 2001 to executive officers, other operating officers and certain other management employees. These options, which were larger in size than a normal annual option grant vest 50% after 3 years and 50% at the end of the fourth year and expire in ten years.

     During fiscal year 2002, an additional retention option grant was approved by the Compensation Committee for executive officers of the company, other than the chief executive officer. These stock option awards expire after seven years and vest after four years but were subject to accelerated vesting upon the company achieving certain levels of financial performance. As a result of the financial performance during fiscal year 2003 and the accelerated vesting provision, these options became fully vested during fiscal year 2003.

     The Compensation Committee also grants restricted stock awards as a performance-based compensation vehicle and to attract and retain executive and operating officers. Generally, awards are made upon hire, promotion and the assumption of increased responsibility and to recognize superior performance. All restrictions on restricted stock awards granted to executive officers during the last three fiscal years lapse five years from the date of the award. Recipients forfeit their right to the restricted shares if they leave our company before the date of lapse. Because of this restriction, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among executive officers. Restricted stock awards are also considered a useful compensation vehicle because, even after the restrictions on the awards lapse, they tend to reinforce the recipient's commitment to continued growth of our company and appreciation in the market price of our common stock over the long-term.

HOW WAS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATED FOR FISCAL YEAR 2003?

     During fiscal year 2003, Mr. Rosskamm's base salary was increased approximately twenty-four percent from $465,000 to $575,000. This increase was based on the Compensation Committee's positive assessment of his performance and contributions during fiscal year 2002 as Chairman of the Board, President and Chief Executive Officer, as well as an adjustment warranted by direct comparisons to companies in our industry and other specialty retailers.

     Mr. Rosskamm was awarded a bonus for fiscal 2003 under the Management Incentive Plan in the amount of $566,538 representing 100 percent of his base salary. This bonus was based on the company's performance, which exceeded the level set for maximum pay out, for fiscal year 2003 as set by the Compensation Committee at the beginning of fiscal 2003. No stock option award was granted to Mr. Rosskamm during fiscal year 2003.

     As part of his overall compensation package, Mr. Rosskamm has been provided a split-dollar life insurance program for which the beneficiary is his wife upon his death and a trust established for the benefit of Mr. Rosskamm's children, upon the second to die of both Mr. Rosskamm and his wife. See note (5) to the Summary Compensation Table under "Executive Compensation." The company is considering the impact of recent legislation on the ability of the company to continue the current split-dollar life insurance arrangement.

HOW HAS THE COMPANY RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF
COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer or one of the four other most highly compensated executive officers, unless such compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The stock options and restricted stock awards made under the 1998 Incentive Compensation Plan are intended to qualify as performance-based compensation under Section 162(m).

     The names of the directors who serve on the Compensation Committee are set forth below.

                                          COMPENSATION COMMITTEE

                                          FRANK NEWMAN (Chairman)
                                          SCOTT COWEN
                                          BERYL RAFF
                                          GREGG SEARLE

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company. During fiscal year 2003, the Audit Committee met four times, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer, Vice President and Controller and independent auditors prior to public release.

     In discharging its oversight responsibility of the audit process, the Audit Committee obtained, from the independent auditors, a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and effectiveness of the company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed, both with the independent and internal auditors, their audit plans, audit scope and identification of audit risks.

     The Audit Committee received updates on legal issues from the company's legal counsel and augmented established procedures to include the intake and investigation of complaints relating to accounting or auditing matters.

     The Audit Committee discussed and reviewed, with the independent auditors, all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the company, as of and for the fiscal year ended February 1, 2003, with management and the independent auditors. As part of this review, the Audit Committee discussed the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgements; and the clarity of disclosures in the financial statements. Management has the responsibility for the preparation of the company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 1, 2003, for filing with the Securities and Exchange Commission.

     The Audit Committee recommends the appointment of the independent auditors to the full Board of Directors after it has had the opportunity to review the scope of work to be performed and the fees proposed.

     The Audit Committee Charter, which was most recently modified and approved by the company's Board of Directors in November 2002, is attached to this Proxy Statement as Appendix A.

                                          AUDIT COMMITTEE

                                          SCOTT COWEN (Chairman)
                                          FRANK NEWMAN
                                          BERYL RAFF
                                          GREGG SEARLE

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to our company for the fiscal year ended February 1, 2003 by the company's principal accounting firm, Ernst & Young LLP (in thousands):

Audit fees                                              $245
Financial information systems design and
  implementation fees                                     --
All other fees                                            24(a)(b)
                                                        ----
                                                        $269
                                                        ====

---------------

(a) Includes fees for non-audit accounting and tax fees.

(b) The Audit Committee has considered and concluded that the provision of these services is compatible with maintaining the principal accountant's independence.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly changes in total shareholder return on our Class A and Class B common shares with the total return of the S&P Composite -- 500 Stock Index and the S&P Specialty Stores Index for the last five years. In each case, we assumed an initial investment of $100 on January 31, 1998. Each subsequent date on the chart represents the last day of the indicated fiscal year. No dividends were paid by us during such five-year period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

LOGO

                                               1998      1999      2000      2001      2002      2003
Jo-Ann Stores, Inc. Class A Common Shares      100        63        42        23        47       116
Jo-Ann Stores, Inc. Class B Common Shares      100        59        44        21        40       102
S&P 500 Index                                  100       131       139       138       115        87
S&P Specialty Stores Index                     100       101        85       105       151       126

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that, during the fiscal year ended February 1, 2003, all filing requirements under
Section 16(a) of the Securities Exchange Act of 1934 applicable to our executive officers, directors and greater than 10% beneficial owners were met.

                              INDEPENDENT AUDITORS

     By the selection of the company's Audit Committee, the accounting firm of Ernst & Young LLP ("E&Y"), certified public accountants, serves the company as its independent auditors. A representative of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. Additionally, this representative will be available to answer appropriate questions that you may have with respect to his firm's examination of our financial statements and records for the fiscal year ended February 1, 2003. Arthur Andersen LLP ("AA") previously served as the company's independent auditors. Representatives of AA will not be present at the Annual Meeting.

     On May 29, 2002, the Audit Committee of the Board of Directors of the company decided to terminate the engagement of AA as the company's independent public accountants and engaged E&Y to serve as the company's independent public accountants for its fiscal year 2003, which ended on February 1, 2003.

     AA's reports on the company's consolidated financial statements for each of the years ended February 2, 2002 and February 3, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended February 2, 2002 and February 3, 2001 and for the period through May 29, 2002, there were no disagreements with AA on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the years ended February 2, 2002 and February 3, 2001 and through the date of the Audit Committee's decision, the company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's consolidated financial statements, or any other matters or reportable events referred to in the preceding paragraph.

                            PROXY SOLICITATION COSTS

     The proxies being solicited by this proxy statement are being solicited by our company. We will bear the expense of preparing, printing, mailing and otherwise distributing this proxy statement. Further solicitation, if required, may be made by mail, telephone and personal interview, by the directors, officers and regularly engaged employees of our company, without extra compensation. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common shares.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Shareholders is January 2, 2004. A shareholder who wishes to present a proposal at the 2004 Annual Meeting of Shareholders, but not for inclusion in the company's proxy statement relating to that meeting, must notify the company of such proposal by March 21, 2004. If notice of the proposal is not received by the company by that date, then the proposal will be deemed untimely and the company will have the right to exercise discretionary voting authority and vote proxies returned to the company with respect to such proposal.

                                 ANNUAL REPORT

     Our Annual Report for the fiscal year ended February 1, 2003 is being mailed to holders of both Class A and Class B common shares with this Notice of Annual Meeting and proxy statement.

                                          VALERIE GENTILE SACHS
                                          Secretary

By order of the Board of Directors
May 2, 2003

                                   APPENDIX A
                              JO-ANN STORES, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three financially literate directors who are independent of the management of the company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. At least one of the members shall be a financial expert, as defined by the Securities and Exchange Commission. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board. No Audit Committee member shall serve on the audit committees of more than two other public companies, unless the Board determines that the service on multiple committees would not impair the member's ability to effectively serve on the company's Audit Committee.

PURPOSE

     The purpose of the Audit Committee is to assist the Board with oversight of
(a) the integrity of the financial statements of the company, (b) the qualifications and independence of the independent auditors, (c) the performance of the company's internal audit function and independent auditors, and (d) the compliance by the company with legal and regulatory requirements. The Audit Committee shall prepare the report required to be included in the company's annual proxy statement.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders of Jo-Ann Stores, Inc. relating to the company's accounting and reporting practices and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the company. The independent auditors shall be ultimately responsible to the Audit Committee, who shall have final authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

MEETINGS

     The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee will meet privately in executive session quarterly with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairperson should meet with the independent auditors and management quarterly to review the company's financial statements and significant findings based upon the auditors' limited review procedures.

RESPONSIBILITIES

     The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors responsible for preparing and issuing the audit report and related work. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors that the accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. The

Audit Committee may form and delegate authority to individual committee members, as deemed necessary or appropriate. The Audit Committee shall report regularly to the Board and shall annually review its own performance.

     In carrying out these responsibilities, the Audit Committee will:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Prepare, if necessary, the Charter as required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement for approval by the Board of Directors.

2. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

3. Discuss with management the company's quarterly earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

4. Discuss the annual audited financial statements contained in the company's annual report and quarterly financial reports, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditors to determine that the independent auditors are satisfied with the quality of the accounting principles used and the disclosure and content of the financial statements to be presented to the public and filed with the Securities and Exchange Commission. Any changes in accounting principles or material estimates should be reviewed.

5. Discuss with the independent auditors, the company's internal auditors, and management the adequacy and effectiveness of the accounting and financial controls of the company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee should periodically review company adherence to its written code of conduct.

6. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements, including any significant changes in the company's selection or application of accounting principles, any major issues as to the adequacy of the company's internal controls, the development, selection, and disclosure of critical accounting estimates, related party transactions and analyses of the effect of alternative assumptions, estimates, or methods used in accordance with accounting principles generally accepted in the United States ("GAAP") on the company's financial statements.

Independent Auditors

1. Review and evaluate the independence of the independent auditors by obtaining a formal written statement detailing all relationships between the auditors and the company, or any other relationships which might adversely affect the independence or objectivity of the auditors, and take appropriate action to satisfy itself of the independent auditors' independence.

2. Review, select and replace the independent auditors to audit the company's financial statements. Pre-approve all audit services and permitted non-audit services, including fees and terms, to be performed by the independent auditors or, if responsibility for pre-approval has been delegated to less than the full Audit Committee, review pre-approved audit and permitted non-audit services. The Audit Committee can consult with management but shall not delegate these responsibilities.

3. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

4. Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

5. Ensure the independent auditors timely report to the Audit Committee (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatments preferred by the outside auditors, and (c) other written material communications between the outside auditors and management.

6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

     (a) The adoption of, or changes to, the company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     (b) The management letter provided by the independent auditor and the company's response to that letter.

     (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Financial Accounting

1. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if applicable, on the company's financial statements.

2. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the company's financial statements or accounting policies.

Process Improvement

1. Discuss with management the company's major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the company's risk assessment and risk management policies.

2. Review annually the internal audit function of the company, including the independence and authority of its reporting obligations, a summary of findings from completed internal audits, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

3. Review the appointment and replacement, as necessary, of the internal audit director.

4. Set policies for the company's hiring of employees or former employees of the independent auditor who were engaged on the company's account.

5. Establish procedures for the receipt of information regarding (a) improprieties by management or employees discovered by the independent auditors or internal auditors, (b) accounting, internal control, or auditing complaints received by the company, and (c) notification received from any officer, employee, or outside counsel of fraud involving management, or another employee with a significant role in internal controls, and significant deficiencies regarding internal controls.

Ethical and Legal Compliance

1. Obtain reports from management and the company's internal audit director that the company is in conformity with applicable legal requirements and the company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and related party transactions. Advise the Board with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's Code of Business Conduct and Ethics.

2. Review annually the compliance by the company with legal and regulatory requirements.

3. Discuss with the company's in-house counsel or outside counsel those legal matters that may have a material impact on the financial statements or the company's compliance policies.

4. Investigate any matter brought to its attention within the scope of its duties, with the power to retain its own accounting advisors, legal counsel or other assistance for this purpose, if, in its judgement, that is appropriate.

5. Review accounting and financial human resources and succession planning within the company.

6. Ensure the rotation of the lead audit partner or person responsible for the audit.

[JO-ANN STORES LOGO]                  VOTE BY PHONE - 1-800-690-6903
                                      Use any touch-tone telephone to transmit
C/O PROXY SERVICES                    your voting instructions anytime before
P.O. BOX 9142                         12:00 noon eastern daylight saving time,
FARMINGDALE, NY 11735                 on June 9, 2003. Have your proxy card in
                                      hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                      VOTE BY INTERNET - www.proxyvote.com
                                      Use the Internet to transmit your voting instructions anytime before 12:00 noon eastern daylight saving time, on June 9, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                      VOTE BY MAIL
                                      Mark, sign and date your proxy card and
                                      return it in the postage-paid envelope we have provided or return to Jo-Ann Stores, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                      Also, please check the box provided below if you would like to view future materials (i.e., annual report, proxy, press releases) on the Internet.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:              JSTORE           KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                         DETACH AND RETURN THIS PORTION ONLY

JO-ANN STORES, INC.

  Election of Directors

  1. To elect the following three directors of the class whose three-     For Withhold For All     To withhold authority to vote,
     year terms of office will expire in 2006:                            All   All    Except      mark "For All Except" and write
                                                                          [ ]   [ ]      [ ]       the nominee's number on the line
     01) Alan Rosskamm                                                                             below.
     02) Scott Cowen
     03) Gregg Searle                                                                              --------------------------------

  SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

  Please indicate if you wish to view meeting materials electronically               Yes     No
  via the Internet rather than receiving a hard copy, please note that you
  will continue to receive a proxy card for voting purposes only                     [ ]     [ ]

     ---------------------------------------------                              -------------------------------------------------

     ---------------------------------------------                              -------------------------------------------------
     Signature [PLEASE SIGN WITHIN BOX]      Date                                Signature (Joint Owners)                   Date

                                Directions to the
                                Hilton Garden Inn

                                          From Downtown Cleveland
                                            Take I-77 South to I-480 East. Exit
             [MAP OMITTED]                  Twinsburg  SR 82. Turn Right onto
                                            SR 82 (Aurora Road). Turn Right
                                            on Wilcox Drive.

                                          From Cleveland Hopkins Airport
                                            Take I-480 East. Exit at Twinsburg
                                            SR 82. Turn Right onto SR 82
                                            (Aurora Road). Turn Right on
                                            Wilcox Drive.

From Akron (East Side) Downtown
   Take Route 8 North. Then turn Right on SR 82 into Twinsburg.
   Turn Left on Wilcox Drive.

From Akron (West Side) Copley-Barberton
   Take I-77 North to I-271 North. Exit at Route 8 (Macedonia). Turn Left on
   SR 8. Then turn Right on SR 82. Follow 82 into Twinsburg. Turn Left onto Wilcox Drive.
--------------------------------------------------------------------------------
                               JO-ANN STORES, INC.
                            BOARD OF DIRECTORS PROXY
                          ANNUAL MEETING, JUNE 10, 2003

At the Annual Meeting of Shareholders of our Company to be held on June 10, 2003, and at any adjournment, Frank Newman, Beryl Raff and Betty Rosskamm and each of them, with full power of substitution, is hereby authorized to represent me and thereat to vote my shares on the following:

1. To elect the following three directors of the class whose three-year terms of office will expire in 2006: Alan Rosskamm, Scott Cowen and Gregg Searle.

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